EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 119 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) of my opinion dated April 28, 2011, which was filed as Exhibit (i) to Post-Effective Amendment No. 113.

/s/ Katy D. Burke
Katy D. Burke, Esq.

March 28, 2012

Boston, Massachusetts